Subsidiaries of Registrant
                                                                      EXHIBIT 21

Advertising & Display Services, Inc.
ARAMARK Advertising Services, ltd.
ARAMARK Bay Area Group, Inc.
ARAMARK Business Dining Services of Texas, Inc.
ARAMARK Cleanroom Services, Inc.
ARAMARK Consumer Discount Company
ARAMARK Convention Services, Inc.
ARAMARK Correctional Services, Inc.
ARAMARK Delaware, Inc.
ARAMARK Educational Group, Inc.
ARAMARK Educational Resources, Inc.
ARAMARK Educational Services of Texas, Inc.
ARAMARK Educational Services of Vermont, Inc.
ARAMARK Educational Services, Inc.
ARAMARK Facilities Management, Inc.
ARAMARK Facility Services, Inc.
ARAMARK Food and Support Services Group, Inc.
ARAMARK Health & Education Services, Inc.
ARAMARK Healthcare Support Services of Puerto Rico, Inc.
ARAMARK Healthcare Support Services of Texas, Inc.
ARAMARK Healthcare Support Services of the Virgin Islands, Inc.
ARAMARK Healthcare Support Services, Inc.
ARAMARK Industrial Services, Inc.
ARAMARK Kitty Hawk, Inc.
ARAMARK Magazine & Book Services, Inc.
ARAMARK Marketing Services Group, Inc.
ARAMARK Pittsburgh Limited
ARAMARK Pittsburgh Stadium Concessions, Inc.
ARAMARK RBI, Inc.
ARAMARK Refreshment Services, Inc.
ARAMARK Senior Notes Company
ARAMARK Services of Kansas, Inc.
ARAMARK Services of Puerto Rico, Inc.
ARAMARK Services, Inc.
ARAMARK Share 100, Inc.
ARAMARK Sports and Entertainment Group, Inc.
ARAMARK Sports and Entertainment Services of Texas, Inc.
ARAMARK Sports and Entertainment Services, Inc.
ARAMARK Summer Games 1996, Inc.
ARAMARK Uniform & Career Apparel, Inc.
ARAMARK Uniform Manufacturing Company
ARAMARK Uniform Services Group, Inc.
ARAMARK Venue Services, Inc.

ARAMARK/Gall's Group, Inc.
ARAMARK/HMS Company
CWLC Brokerage, Inc.
D.G. Maren II, Inc.
Davre's, Inc.
Delsac VI, Inc.
Delsac VII, Inc.
Delsac VIII, Inc.
Delsac X, Inc.
Dragon Wagon, Inc.
E.T. Wright Corporation
Fashion-Tex Services, Inc.
Gall's, Inc.
H.M.S. Delaware, Inc.
Harry M. Stevens, Inc.
Harry M. Stevens, Inc. of New Jersey
Harry M. Stevens, Inc. of Penn.
Landy Textile Rental Services, Inc.
Linen Supply Service, Inc.
Main, Inc.
Merced News Company
Smithsub, Inc.